SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): December 21, 2005


                              INVACARE CORPORATION
                              --------------------
             (Exact Name of Registrant as Specified in its Charter)


                                      OHIO
                                      ----
                 (State or Other Jurisdiction of Incorporation)


            0-12938                                  95-2680965
      -------------------                       -------------------
     (Commission File No.)                (IRS Employer Identification No.)


               One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
              ----------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (440) 329-6000
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 204.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 21, 2005, the Board of Directors of Invacare Corporation (the "Company"), based on the recommendation of the Compensation, Management Development and Corporate Governance Committee (the "Committee"), approved the acceleration of the vesting for substantially all of the Company's previously unvested stock options which were granted under the Invacare Corporation 1994 Performance Plan, as amended, and the Invacare Corporation 2003 Performance Plan (the "Plans"), and which are currently underwater. The Board of Directors decided to approve the acceleration of the vesting of the Company's stock options primarily to partially offset the recent reductions in other benefits made by the Company and to provide additional incentive to those critical to the Company's current cost reduction efforts.

The decision, which is effective as of December 21, 2005, accelerates the vesting for a total of 1,368,307 of the Company's common shares; including 646,100 shares underlying options held by the Company's named executive officers. The stock options accelerated equate to 29% of the Company's total outstanding stock options. Vesting was not accelerated for the restricted awards granted under the Plans and no other modifications were made to the awards that were accelerated. The exercise prices of the accelerated options, all of which are currently underwater, are unchanged by this acceleration of the vesting schedules.

The acceleration of the vesting schedules of the Company's stock options was done pursuant to Section 13(b) of the Invacare Corporation 1994 Performance Plan, as amended, and Section 13(b) of the Invacare Corporation 2003 Performance Plan, both of which authorize the amendment of the terms of any award, including the acceleration of vesting. The majority of the stock options granted under the Plans were awarded with vesting occurring over a four-year period.

All of the Company's outstanding unvested options under the Plans, which were accelerated, had exercise prices ranging from $30.91 to $47.80 which are greater than the Company's stock market price of $30.75 as of the effective date of the acceleration.

Currently, the Company utilizes the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 (SFAS No. 123), Accounting for Stock-Based Compensation. As such, the Company's current year pro-forma earnings will reflect additional expense of approximately $12,000,000 before taxes, which is equivalent to net earnings per share assuming dilution of approximately $0.25. This additional expense would have been recognized between 2006 and 2009 in accordance with the Company's adoption of SFAS No. 123r, Share-Based Payment, on January 1, 2006, if the vesting was not accelerated.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Invacare Corporation

                                        By: /s/ Gregory C. Thompson
                                        ---------------------------
                                        Gregory C. Thompson
                                        Chief Financial Officer



Date:  December 22, 2005